                                                         EXHIBIT NO. EX-99.h.3.2

                      DFA INVESTMENT DIMENSIONS GROUP INC.

                      TAX-MANAGED U.S. MARKETWIDE PORTFOLIO

                            ADMINISTRATION AGREEMENT
                               ADDENDUM NUMBER ONE

         THIS ADDENDUM made this ___ day of ________, 2001, by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund"), on behalf of:

                     "TAX-MANAGED U.S. MARKETWIDE PORTFOLIO"

(the "Portfolio"), a separate series of the Fund, and DIMENSIONAL FUND ADVISORS INC., a Delaware corporation (the "Administrator").

         WHEREAS, the Fund and the Administrator have previously entered into an Administration Agreement, dated August 1, 2001 (the "Administration Agreement"), pursuant to which the Administrator has agreed to provide the services, assistance and facilities of an administrator, and to perform various administrative and other services for the Portfolio; and

         WHEREAS, the administrator has been informed by the Fund that the Portfolio desires to change its name;

         NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is hereby agreed as follows:

         1. The name of the Portfolio shall be changed from "Tax-Managed U.S. Marketwide Portfolio" to "Tax-Managed U.S. Equity Portfolio," and all references in the Administration Agreement to "Tax-Managed U.S. Marketwide Portfolio" shall be changed to "Tax-Managed U.S. Equity Portfolio."

         2. The effective date of this Addendum shall be September 21, 2001.

         3. The parties hereby further agree that no other provisions of the Administration Agreement are in any way modified by this Addendum, and that all other provisions of the Administration Agreement remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereby have caused this Addendum Number One to be executed this ____ day of _______, 2001.

DFA INVESTMENT DIMENSIONS                            DIMENSIONAL FUND ADVISORS
GROUP INC.                                           INC.


By:                                             By:
    ----------------------------------------        ----------------------------
     Michael T. Scardina                            Catherine L. Newell
     Vice President, Chief Financial Officer        Vice President and Secretary
     and Treasurer